UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 13, 2008

T-Bay Holdings, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	033-377099-S	91-1465664
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

18th Floor, YongSheng Building ZhongShan Xi Road Xuhui District, Shanghai, China (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 86-021 51539900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2008, the Board of Directors approved the Amended and Restated Bylaws of the Company. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 15, 2008, the Board of Directors approved a Business Code of Conduct and a Financial Code of Conduct. A copy of the Business Code of Conduct and the Financial Code of Conduct are attached hereto as Exhibits 14.1 and 14.2, respectively.

Item 8.01	Other Events.

On August 13, 2008, the Board of Directors approved the creation of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Furthermore, the Board has appointed the following independent directors to the following Committees:

Audit Committee

Chao Jiang and Chengning Zhang

Compensation Committee

Jiang Cheng Fang and Chao Jiang

Nominating and Governance Committee

Chengning Zhang and Jiang Cheng Fang

Furthermore, the Board approved the Charter of each Committee. The Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

On August 15, 2008, the Board of Directors approved a set of ‘Corporate Governance Guidelines.’ The Corporate Governance Guidelines are attached hereto as Exhibit 99.4 of this filing.

Furthermore, the Company plans to post these guidelines online at its website, along with the Codes of Conduct mentioned in Item 5.04 of this filing and the Committee charters mentioned in Item 8.01 of this filing at http://www.sunplaschina.com.cn.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of T-Bay Holdings, Inc.
14.1	Business Code of Conduct
14.2	Financial Code of Conduct
991.	Audit Committee Charter
992.	Compensation Committee Charter
993.	Nominating and Governance Committee Charter
994.	Corporate Governance Guidelines

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-BAY HOLDINGS, INC.

Dated: August 15, 2008	By: /s/ Jie Shi
Jie Shi, Chief Executive Officer